Exhibit 23.1


		       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (File Nos 333-10663 and 333-10951) and Registration Statements on Form S-8 (File Nos 33-86514, 333-04231, 333-08561 and 333-12895) of Shiva Corporation and its
subsidiaries of our report dated January 23, 1997, appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

Boston, Massachusetts
March 27, 1997


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